Credit Suisse - Asset Backed Securities
BancCap

Manufactured Housing
15 records

Selection Criteria: Manufactured Housing
Table of Contents
  Summary Statistics
  Collateral Type
  Original Principal Balance
  Remaining Principal Balance
  Remaining Months to Maturity
  Current Mortgage Rates
  Original Loan-to-Value
  FICO Scores
  Debt-to-Income Ratio
  Geographic Distribution of the Mortgage Properties
  Occupancy Status
  Docmentation Types
  Purpose of Loans
  Credit Grade
  Property Types
  Original Term to Expiration of Prepayment Penalty
  Maximum Rates
  Minimum Rates
  Gross Margins
  Months of Next Rate Adjustment
  Initial Periodic Rate Cap
  Regular Periodic Rate Cap
  Interest Only Terms
  Originator

1. Summary Statistics

Number of Mortgage Loans: 15
Aggregate Scheduled Principal Balance: 3,298,214.69
Minimum Scheduled Balance: 92,000.00
Maximum Scheduled Balance: 406,715.30
Average Scheduled Balance: 219,880.98
Aggregate Original Principal Balance: 3,301,853.00
Minimum Original Balance: 92,000.00
Maximum Original Balance: 408,000.00
Average Original Balance: 220,123.53
Fully Amortizing Loans (NON BALLOON): 83.77
1st Lien: 100.00
Weighted Average Gross Coupon: 7.863
Minimum Coupon: 6.150
Maximum Coupon: 10.350
Weighted Average Original Term: 360
Minimum Original Term: 360
Maximum Original Term: 360
Weighted Average Stated Remaining Term: 358
Minimum Remaining Term: 353
Maximum Remaining Term: 360
Weighted Average Margin (ARM only): 5.844
Minimum Margin: 5.550
Maximum Margin: 6.200
Weighted Average Max Rate: 14.149
Minimum Max Rate: 12.150
Maximum Max Rate: 16.350
Weighted Average Min Rate: 7.863
Minimum Min Rate: 6.150
Maximum Min Rate: 10.350
Weighted Average Loan-to-Value: 80.85
Low LTV: 63.41
High LTV: 95.00
LTV = 80: 69.61
LTV > 80: 20.52
Weighted Average Fico: 658
Min FICO: 549
Max FICO: 762
Top 5 States: CA(54%),FL(34%),MD(4%),IL(4%),SC(4%)
% Silent Second: 57.28
WA Months to Next Adjustment Date: 22
WA CLTV: 92.31

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2. Collateral Type

Collateral Type	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2 /28 ARM	11	2,115,632.98	64.14	358	8.253	647	81.33
2 /28 ARM - 40Yr Balloon	2	535,381.71	16.23	357	7.389	685	80.00
2 /28 ARM (IO)	2	647,200.00	19.62	356	6.981	673	80.00
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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3. Original Principal Balance

Original Principal Balance	Number of Mortgage Loans	Original Principal Balance ($)	% of Original Principal Balance ($)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
50,000.01 - 100,000.00	1	92,000.00	2.79	360	8.100	662	80.00
100,000.01 - 150,000.00	4	523,100.00	15.84	357	7.258	650	78.27
150,000.01 - 200,000.00	4	726,003.00	21.99	359	8.483	613	77.47
250,000.01 - 300,000.00	2	536,000.00	16.23	357	7.389	685	80.00
300,000.01 - 350,000.00	2	647,200.00	19.60	356	6.981	673	80.00
350,000.01 - 400,000.00	1	369,550.00	11.19	359	10.350	660	95.00
400,000.01 - 450,000.00	1	408,000.00	12.36	356	7.250	687	80.00
Total:	15	3,301,853.00	100.00	358	7.863	658	80.85

* Based on the original balances of the Mortgage Loans

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4. Remaining Principal Balance

Remaining Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
50,000.01 - 100,000.00	1	92,000.00	2.79	360	8.100	662	80.00
100,000.01 - 150,000.00	4	521,854.24	15.82	357	7.258	650	78.27
150,000.01 - 200,000.00	4	725,665.12	22.00	359	8.483	613	77.47
250,000.01 - 300,000.00	2	535,381.71	16.23	357	7.389	685	80.00
300,000.01 - 350,000.00	2	647,200.00	19.62	356	6.981	673	80.00
350,000.01 - 400,000.00	1	369,398.32	11.20	359	10.350	660	95.00
400,000.01 - 450,000.00	1	406,715.30	12.33	356	7.250	687	80.00
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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5. Remaining Months to Maturity

Remaining Months to Maturity	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
301 - 360	15	3,298,214.69	100.00	358	7.863	658	80.85
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

Minimum: 353
Maximum: 360
Weighted Average: 358

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6. Current Mortgage Rates

Current Mortgage Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
6.000 - 6.499	2	440,716.01	13.36	354	6.223	670	75.12
6.500 - 6.999	1	279,458.84	8.47	355	6.990	762	80.00
7.000 - 7.499	2	531,392.59	16.11	356	7.191	692	82.35
7.500 - 7.999	3	731,922.87	22.19	359	7.728	625	80.00
8.000 - 8.499	4	599,016.24	18.16	359	8.127	627	81.52
8.500 - 8.999	1	150,309.82	4.56	359	8.550	597	80.00
9.000 - 9.499	1	196,000.00	5.94	360	9.100	655	65.99
10.000 - 10.499	1	369,398.32	11.20	359	10.350	660	95.00
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

Minimum: 6.150
Maximum: 10.350
Weighted Average: 7.863

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7. Original Loan-to-Value

Original Loan-to-Value	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
60.01 - 65.00	1	129,516.01	3.93	356	6.400	590	63.41
65.01 - 70.00	1	196,000.00	5.94	360	9.100	655	65.99
75.01 - 80.00	10	2,295,992.00	69.61	357	7.464	668	80.00
80.01 - 85.00	1	182,631.07	5.54	359	8.150	549	85.00
85.01 - 90.00	1	124,677.29	3.78	356	7.000	707	90.00
90.01 - 95.00	1	369,398.32	11.20	359	10.350	660	95.00
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

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8. FICO Scores

FICO Scores	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
540 - 559	1	182,631.07	5.54	359	8.150	549	85.00
580 - 599	2	279,825.83	8.48	358	7.555	594	72.32
600 - 619	1	255,922.87	7.76	359	7.825	601	80.00
620 - 639	1	140,000.00	4.24	360	7.500	621	80.00
640 - 659	3	728,724.23	22.09	359	8.214	648	76.23
660 - 679	2	461,398.32	13.99	359	9.901	660	92.01
680 - 699	2	534,376.24	16.20	356	7.457	687	80.00
700 - 719	2	435,877.29	13.22	354	6.393	704	82.86
760 - 779	1	279,458.84	8.47	355	6.990	762	80.00
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

Minimum: 549
Maximum: 762
Weighted Average: 658

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9. Debt-to-Income Ratio

Debt-to-Income Ratio	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
<= 20.00	1	124,677.29	3.78	356	7.000	707	90.00
30.01 - 35.00	3	369,970.76	11.22	358	8.288	644	80.00
35.01 - 40.00	2	475,458.84	14.42	357	7.860	718	74.22
40.01 - 45.00	3	845,398.32	25.63	359	8.845	648	86.55
45.01 - 50.00	5	1,075,994.18	32.62	357	7.279	628	78.85
50.01 - 55.00	1	406,715.30	12.33	356	7.250	687	80.00
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

Non-Zero Minimum: 13.42
Maximum: 50.11
Weighted Average: 42.76

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10. Geographic Distribution of the Mortgage Properties

Geographic Distribution of the Mortgage Properties	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
California	6	1,785,297.01	54.13	357	7.397	678	78.46
Florida	6	1,131,063.44	34.29	359	8.833	626	85.71
Maryland	1	129,516.01	3.93	356	6.400	590	63.41
Illinois	1	127,660.94	3.87	356	8.115	687	80.00
South Carolina	1	124,677.29	3.78	356	7.000	707	90.00
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

Number of States Represented: 5

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11. Occupancy Status

Occupancy Status	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Primary Home	13	2,732,816.37	82.86	357	7.438	658	80.00
Vacation Home	1	369,398.32	11.20	359	10.350	660	95.00
Investor Property	1	196,000.00	5.94	360	9.100	655	65.99
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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12. Docmentation Types

Docmentation Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Stated Documentation	9	2,315,157.63	70.19	357	7.950	681	81.21
Full Documentation	6	983,057.06	29.81	358	7.658	606	80.01
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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13. Purpose of Loans

Purpose of Loans	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Purchase	11	2,698,067.61	81.80	357	7.816	669	82.52
Refinance - Cash Out	4	600,147.08	18.20	359	8.075	610	73.37
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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14. Credit Grade

Credit Grade	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
PAG I	12	2,790,067.61	84.59	357	7.825	669	82.43
PAG II	2	325,516.01	9.87	358	8.026	629	64.96
PAG III	1	182,631.07	5.54	359	8.150	549	85.00
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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15. Property Types

Property Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Manufactured Housing	15	3,298,214.69	100.00	358	7.863	658	80.85
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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16. Original Term to Expiration of Prepayment Penalty

Original Term to Expiration of Prepayment Penalty	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	5	857,313.08	25.99	357	7.552	692	75.75
24	10	2,440,901.61	74.01	358	7.972	646	82.64
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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17. Maximum Rates

Maximum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
12.000 - 12.499	1	311,200.00	9.44	353	6.150	703	80.00
13.000 - 13.499	2	254,193.30	7.71	356	6.694	647	76.45
13.500 - 13.999	4	1,011,381.71	30.66	358	7.524	663	80.00
14.000 - 14.499	4	878,070.60	26.62	358	7.722	646	81.04
14.500 - 14.999	1	150,309.82	4.56	359	8.550	597	80.00
15.000 - 15.499	2	323,660.94	9.81	358	8.711	668	71.52
16.000 - 16.499	1	369,398.32	11.20	359	10.350	660	95.00
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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18. Minimum Rates

Minimum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
6.000 - 6.499	2	440,716.01	13.36	354	6.223	670	75.12
6.500 - 6.999	1	279,458.84	8.47	355	6.990	762	80.00
7.000 - 7.499	2	531,392.59	16.11	356	7.191	692	82.35
7.500 - 7.999	3	731,922.87	22.19	359	7.728	625	80.00
8.000 - 8.499	4	599,016.24	18.16	359	8.127	627	81.52
8.500 - 8.999	1	150,309.82	4.56	359	8.550	597	80.00
9.000 - 9.499	1	196,000.00	5.94	360	9.100	655	65.99
10.000 - 10.499	1	369,398.32	11.20	359	10.350	660	95.00
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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19. Gross Margins

Gross Margins	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.500 - 5.749	3	563,538.23	17.09	354	6.783	700	82.21
5.750 - 5.999	10	2,356,045.39	71.43	358	7.996	657	81.44
6.000 - 6.249	2	378,631.07	11.48	360	8.642	604	75.16
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

Minimum: 5.550
Maximum: 6.200
Weighted Average: 5.844

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20. Months of Next Rate Adjustment

Months of Next Rate Adjustment	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2007-08	1	311,200.00	9.44	353	6.150	703	80.00
2007-10	1	279,458.84	8.47	355	6.990	762	80.00
2007-11	4	788,569.54	23.91	356	7.211	674	78.86
2008-02	6	1,490,986.31	45.21	359	8.586	625	84.33
2008-03	3	428,000.00	12.98	360	8.362	645	73.58
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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21. Initial Periodic Rate Cap

Initial Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.500	1	311,200.00	9.44	353	6.150	703	80.00
3.000	14	2,987,014.69	90.56	358	8.042	653	80.94
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

Minimum: 1.500
Maximum: 3.000
Weighted Average: 2.858

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22. Regular Periodic Rate Cap

Regular Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.000	10	2,043,663.60	61.96	359	8.442	634	82.42
2.000	5	1,254,551.09	38.04	355	6.919	698	78.29
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

Minimum: 1.000
Maximum: 2.000
Weighted Average: 1.380

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23. Interest Only Terms

Interest Only Terms	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	13	2,651,014.69	80.38	358	8.079	654	81.06
24	1	311,200.00	9.44	353	6.150	703	80.00
60	1	336,000.00	10.19	359	7.750	646	80.00
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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24. Originator

Originator	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Encore Credit	4	943,351.09	28.60	356	7.173	696	77.72
Funding America	11	2,354,863.60	71.40	358	8.139	643	82.10
Total:	15	3,298,214.69	100.00	358	7.863	658	80.85

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Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.